EXHIBIT 5.2

                           Law Office of Gary A. Agron
                            5445 DTC Pkwy., Suite 520
                        Greenwood Village, Colorado 80111
                               (303) 770-7254 (o)
                              (303) 770-7257 (fax)



                                February 4, 2002


The Orlando Predators Entertainment, Inc.
4901 Vineland Road, Suite 150
Orlando, Florida 32811

Ladies and Gentlemen:

     We have acted as counsel for The Orlando Predators Entertainment, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") to be filed on or about September 17, 2001 with the Securities and Exchange Commission (the "Commission"), of up to 2,242,711 shares of Class A Common Stock (the "Shares"), no par value, to be offered and sold from time to time by selling stockholders of the Company as described in the Registration Statement, including 1,467,711 shares issued and 775,000 shares issuable upon exercise of common stock purchase warrants. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the proceedings of the Board of Directors of the Company or a committee thereof relating to the Shares and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the original of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that the Shares have been duly authorized and, as to those Shares to be issued upon exercise of the common stock purchase warrants in accordance with the terms thereof, such Shares will be validly issued, fully paid and nonassessable.


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     We assume no obligation to supplement this opinion for any law or fact changes that come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby agree that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/  Gary A. Agron
                                            ----------------------------------
                                                 Gary A. Agron